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                                                                    EXHIBIT 99.1


                            STONE ENERGY CORPORATION
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                                February 1, 2001

     The undersigned stockholder of Stone Energy Corporation, a Delaware corporation (the "Company"), hereby revokes all previous proxies with respect to the matters set forth herein and appoints James H. Stone, Joe R. Klutts and D. Peter Canty, or each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of common stock, par value $0.01 per share, of the Company which are entitled to one vote per share and which the undersigned may be entitled to vote at the special meeting of stockholders of the Company to be held at the 3rd Floor Conference Room, 625 East Kaliste Saloom Road, Lafayette, Louisiana 70508, on February 1, 2001, at 10:00 a.m., C.S.T., and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

     1. To approve an amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock from 25,000,000 shares to 100,000,000 shares;

     2. To approve the issuance of shares of Stone common stock pursuant to the agreement and plan of merger, dated October 28, 2000, among the Company, Partner Acquisition Corp. and Basin Exploration, Inc.; and

     3. To vote upon such other matters as may be properly brought before the meeting or any adjournment thereof.

     Approval of the proposal to amend Stone's certificate of incorporation is a prerequisite to approval of the proposal for the share issuance.

     If no directions are given, the individuals designated above will vote for the above proposals and, at their discretion, on any other matter that may come before the meeting.

     The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus.

          (CONTINUED AND TO BE VOTED, DATED AND SIGNED ON REVERSE SIDE)



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                            STONE ENERGY CORPORATION
                    COMMON STOCK PROXY ONE (1) VOTE PER SHARE
                          PLEASE MARK VOTES [-] OR [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     No. 1. To approve the amendment to Stone's certificate of incorporation to increase the authorized shares of Stone's common stock from 25,000,000 shares of common stock to 100,000,000 shares of common stock.

         [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

     No. 2. To approve the issuance of common stock of Stone pursuant to the proposed merger transaction involving Stone and Basin Exploration, Inc.

         [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

    APPROVAL OF THE PROPOSAL TO AMEND STONE'S CERTIFICATE OF INCORPORATION IS
       A PREREQUISITE TO APPROVAL OF THE PROPOSAL FOR THE SHARE ISSUANCE

  PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.


Signature                                          Dated:
          -----------------------------------             ----------------------

NOTE: Stockholder(s) should sign above exactly as name(s) appears hereon. But minor discrepancies in such signatures shall not invalidate their proxy. If more than one stockholder, all should sign.

      Please date, sign and mail your proxy card back as soon as possible!

                              THANK YOU FOR VOTING.